Exhibit 99.1

                      The Empire District Electric Company
                  Earnings Report and Declaration of Dividends

     JOPLIN, Mo.--(BUSINESS WIRE)--July 26, 2007--At the Board of Directors meeting of The Empire District Electric Company (NYSE:EDE) held today, the Directors declared a quarterly dividend of $0.32 per share on common stock payable September 15, 2007, to holders of record as of September 1, 2007.

     The Company, an operator of regulated electric, gas and water utilities, announced today the following results for the quarter and 12-month period ended June 30, 2007:

     Second Quarter Highlights

     -- The Company reported consolidated earnings for the second quarter of 2007 of $5.8 million, or $0.19 per share, compared with earnings in the same quarter of 2006 of $7.1 million, or $0.27 per share. Earnings for the 12 months ended June 30, 2007 were $40.9 million, or $1.35 per share. This compares to earnings of $29.6 million, or $1.13 per share, for the 12 months ended June 30, 2006. The issuance of shares in June of 2006 reduced earnings per share by an estimated $0.03 and $0.19 for the second quarter and 12-month periods ending June 30, 2007, respectively.

     -- Riverton Unit 12, a Siemens V84.3A2 combustion turbine constructed at the Riverton Power Plant, was declared available for commercial operation on April 10. The 148-megawatt unit, which is fueled by natural gas, is expected to be used primarily during peak demand conditions. The investment in the generation facility, on-site transmission and substation facilities totaled approximately $49 million.

     -- Empire District Gas completed its first full year of operations since its purchase from Aquila on June 1, 2006.

     -- The Company signed a 20-year purchase power agreement with Horizon Wind Energy of Houston, Texas in June. The Company expects to purchase 100 megawatts of energy, or approximately 350,000 megawatt-hours annually, from this source beginning in January of 2009.


                 THE EMPIRE DISTRICT ELECTRIC COMPANY
                     SEGMENT FINANCIAL HIGHLIGHTS
   (in 000's except per share information, certain segment amounts exclude eliminations)
----------------------------------------------------------------------
                                  Quarter Ending June 30, 2007
----------------------------------------------------------------------
                             Electric   Gas     Other   Consolidated
----------------------------------------------------------------------
Revenues                      $97,984   $8,438   $1,219     $107,542
----------------------------------------------------------------------
Fuel & Purchase Power Exp.     41,891    4,722       --       46,613
----------------------------------------------------------------------
Other Operating Expenses       42,234    3,619    1,067       46,821
----------------------------------------------------------------------
Operating Income (Loss)        13,859       97      152       14,108
----------------------------------------------------------------------
Net Income (Loss) from
 Continuing Operations          6,592    (736)     (22)        5,834
----------------------------------------------------------------------
Net (Loss) from Discontinued
 Operations                        --       --       --           --
----------------------------------------------------------------------
Net Income (Loss)              $6,592   $(736)    $(22)       $5,834
----------------------------------------------------------------------
Earnings Per Weighted-
 Average Share, Common and
 Diluted                                                       $0.19
----------------------------------------------------------------------

                 THE EMPIRE DISTRICT ELECTRIC COMPANY
                     SEGMENT FINANCIAL HIGHLIGHTS
   (in 000's except per share information, certain segment amounts exclude eliminations)
----------------------------------------------------------------------
                                   Quarter Ending June 30, 2006
----------------------------------------------------------------------
                             Electric  Gas(a)   Other    Consolidated
----------------------------------------------------------------------
Revenues                      $89,170   $1,627   $1,041        $91,733
----------------------------------------------------------------------
Fuel & Purchase Power Exp.     36,989      737       --         37,726
----------------------------------------------------------------------
Other Operating Expenses       36,777      938      958         38,568
----------------------------------------------------------------------
Operating Income (Loss)        15,404     (48)       83         15,439
----------------------------------------------------------------------
Net Income (Loss) from
 Continuing Operations          7,753    (369)       53          7,437
----------------------------------------------------------------------
Net (Loss) from Discontinued
 Operations                        --       --    (320)          (320)
----------------------------------------------------------------------
Net Income (Loss)              $7,753   $(369)   $(267)         $7,117
----------------------------------------------------------------------
Earnings Per Weighted-
 Average Share, Common and
 Diluted                                                         $0.27
----------------------------------------------------------------------


     (a) Includes only one month of operation

     Electric Results

     New electric rates, which went into effect on January 1, 2007 for Missouri electric customers, increased revenues by an estimated $6.6 million for the second quarter compared to the same quarter in the prior year. Revenues also increased an estimated $2.3 million as a result of continued strong customer growth. The increases to electric revenues were slightly offset by the effect of weather and other factors for this quarter compared to last year's quarter by an estimated $0.1 million.

     Total electric fuel and purchased power costs for the quarter increased by $4.9 million, or 13.3 percent, compared to the second quarter of last year. Natural gas and coal prices both increased slightly but were offset by lower volumes resulting in a $0.6 million decrease in total electric fuel. However, purchased power costs increased $5.5 million which was mainly attributable to reduced plant availability at the Asbury and Iatan plants compared to 2006. Other operating and maintenance expenses increased approximately $2.7 million due to small increases in several areas such as customer accounts, pension, healthcare, and distribution expenses. Depreciation and amortization increased $3.3 million, reflecting the regulatory amortization granted in our last Missouri electric rate case. Operating expenses also include income and other taxes which were lower this quarter compared to 2006 by $0.5 million.

     Gas Results

     Revenues from gas operations for the second quarter ended June 30, 2007 were $8.4 million and the cost of natural gas was $4.7 million. Quarterly results are not comparable to last year as the 2006 quarter included only one month of operation. Due to the seasonality of the gas operations, considerably lower volumes and ultimately lower earnings are expected during the second and third quarters of our fiscal year.

     Earnings Conference Call

     Bill Gipson, President and CEO, will host a conference call Friday, July 27, 2007, at 1:00 p.m. Eastern Time to discuss earnings for the second quarter and 12 months ended June 30, 2007. To phone in to the conference call, parties in the United States should dial 1-800-366-3908, any time after 12:45 p.m. Eastern Time. The presentation can also be accessed from Empire's website at www.empiredistrict.com. A replay of the call will be available for two weeks by dialing 1-800-405-2236 and entering passcode 11093842#. Forward-looking and other material information may be discussed during the conference call.

     Based in Joplin, Missouri, The Empire District Electric Company (NYSE:EDE) is an investor-owned utility providing electric, natural gas (through its wholly owned subsidiary The Empire District Gas Company) and water service, with approximately 215,000 customers in Missouri, Kansas, Oklahoma, and Arkansas. Certain subsidiaries of the Company also provide fiber optic and internet services.

     Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations, and events or conditions concerning various matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of the factors noted in our filings with the SEC, including the most recent Form 10-K.


     CONTACT: The Empire District Electric Company
              Media Communications:
              Amy Bass, 417-625-5114
              Director of Corporate Communications
              abass@empiredistrict.com
              or
              Investor Relations:
              Jan Watson, 417-625-5108
              Secretary - Treasurer
              jwatson@empiredistrict.com